Exhibit 99.1

FOR IMMEDIATE RELEASE

TUESDAY, NOVEMBER 6, 2012

MHI HOSPITALITY CORPORATION REPORTS FINANCIAL RESULTS

FOR THIRD QUARTER 2012

Williamsburg, Virginia – November 6, 2012 – MHI Hospitality Corporation (NASDAQ: MDH) (“MHI” or the “Company”), a self-managed and self-administered lodging real estate investment trust (a “REIT”), today reported its consolidated results for the third quarter ended September 30, 2012. The Company’s results include the following*:

	Three months ended		Nine months ended
	September 30, 2012	September 30, 2011	September 30, 2012	September 30, 2011
	($ in thousands except per share data)

Total Revenue	$21,771	$20,015	$66,909	$61,680
Net loss attributable to the Company	(1,615)	(1,117)	(5,563)	(2,289)

EBITDA	2,767	3,641	11,183	12,951
Adjusted EBITDA	4,432	3,685	15,570	13,401
Hotel EBITDA	5,187	4,206	17,349	14,659

FFO	190	859	(240)	3,814
Adjusted FFO	1,882	827	7,324	4,955

Net loss per diluted share attributable to the Company	$(0.15)	$(0.11)	$(0.53)	$(0.23)
FFO per share and unit	0.01	0.07	(0.02)	0.29
Adjusted FFO per share and unit	0.15	0.06	0.56	0.38

(*)	Earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted EBITDA, hotel EBITDA, funds from operations (“FFO”), adjusted FFO, FFO per share and unit and adjusted FFO per share and unit are non-GAAP financial measures. See further discussion of these non-GAAP measures, including definitions related thereto, and reconciliations to net income (loss) later in this press release. All references in this release to the “Company”, “MHI”, “we”, “us” and “our” refer to MHI Hospitality Corporation, its operating partnership and its subsidiaries and predecessors, unless the context otherwise requires or where otherwise indicated.

HIGHLIGHTS:

•

Common Dividends. As previously reported on October 23, 2012, the Company announced a quarterly dividend (distribution) on its common stock of $0.03 per share (and unit), payable on January 11, 2013 to stockholders (and unitholders) of record as of December 14, 2012.

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•

RevPAR. Room revenue per available room (“RevPAR”) for the Company’s wholly-owned properties during the third quarter 2012 increased 10.0 percent over the third quarter 2011 to $80.15 as a result of a 3.6 percent increase in occupancy and a 6.2 percent increase in average daily rate (“ADR”).

•

Hotel EBITDA. The Company generated hotel EBITDA of approximately $5.2 million during the third quarter 2012, an increase of 23.3 percent or approximately $1.0 million over the third quarter 2011. Hotel EBITDA margin increased 275 basis points to 24.0 percent compared to the same period in 2011.

•

Adjusted EBITDA. The Company generated adjusted EBITDA of approximately $4.4 million during the third quarter 2012, an increase of 20.3 percent or approximately $0.7 million over the third quarter 2011.

•	Adjusted FFO. The Company generated adjusted FFO of approximately $1.9 million during the third quarter 2012, an increase of 127.7 percent or approximately $1.1 million over the third quarter 2011.

Andrew M. Sims, Chairman and Chief Executive Officer of MHI Hospitality Corporation, commented, “Our strong operating performance continued in the third quarter with robust year-over-year increases in RevPAR, Hotel EBITDA and Adjusted EBITDA. We more than doubled Adjusted FFO from the prior year’s third quarter, representing a 127.7% increase. We continued the process of restructuring our balance sheet by securing a new loan on our Jacksonville property with favorable terms. Overall, we had a very strong quarter.”

Financing Transactions

On July 10, 2012, the Company obtained a $14.3 million mortgage with Fifth Third Bank on the Crowne Plaza Jacksonville Riverfront hotel property. The mortgage carries an interest rate of LIBOR plus additional interest of 3.00% and amortizes on a 25-year schedule. The maturity date is July 10, 2015, but may be extended for an additional year pursuant to certain terms and conditions. The mortgage also contains an “earn-out” feature which allows for an additional $3.0 million in proceeds to be funded during its term, contingent upon satisfaction of certain debt service coverage and loan-to-value covenants. Proceeds of the mortgage were used to repay the existing mortgage indebtedness and to pay closing costs.

Balance Sheet/Liquidity

At September 30, 2012, the Company had approximately $11.2 million of available cash and cash equivalents, of which approximately $2.8 million is reserved for real estate taxes, capital improvements and certain other expenses or otherwise restricted. The Company had approximately $154.9 million in outstanding debt at a weighted average interest rate of approximately 5.62%. At September 30, 2012, the Company also had $7.0 million of availability under its existing Note Agreement with Essex Equity High Income Joint Investment Vehicle, LLC.

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2012 Outlook

The Company is updating its previous guidance for 2012 accounting for current and expected performance within its portfolio as well as holding period gains and losses related to the warrant issued in its preferred equity financing. The guidance is predicated on continued strengthening of the economy and expected improvements in hotel lodging industry fundamentals and is based on estimates of occupancy and average daily rates that are consistent with most recent calendar year 2012 forecasts by Smith Travel Research for the market segments in which the Company operates.

The table below reflects the Company’s updated projections, within a range, of various financial measures for 2012:

	Low Range	High Range
	Y/E Dec 31, 2012	Y/E Dec 31, 2012
	($ in thousands except per share data)

Total Revenue	$84,500	$86,700
Net loss	(8,495)	(8,220)

EBITDA	14,925	15,345
Adjusted EBITDA	19,475	20,095
Hotel EBITDA	21,635	22,245

FFO	800	1,075
Adjusted FFO	8,467	9,137

Net loss per share attributable to the Company	$(0.65)	$(0.63)
FFO per share and unit	0.06	0.08
Adjusted FFO per share and unit	0.65	0.70

Earnings Call/Webcast

The Company will conduct its third quarter 2012 conference call for investors and other interested parties at 10:00 a.m. Eastern Time on Tuesday, November 6, 2012. The conference call will be accessible by telephone and through the Internet. Interested individuals are invited to listen to the call by telephone at 877-317-6789 (United States) or 866-605-3852 (Canada) or +1 412-317-6789 (International). To participate on the webcast, log on to www.mhihospitality.com at least 15 minutes before the call to download the necessary software. For those unable to listen to the call live, a taped rebroadcast will be available beginning one hour after completion of the live call on November 6, 2012 through September 30, 2013. To access the rebroadcast, dial 877-344-7529 and enter conference number 10019632. A replay of the call also will be available on the Internet at www.mhihospitality.com until September 30, 2013.

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About MHI Hospitality Corporation

MHI Hospitality Corporation is a self-managed and self-administered lodging REIT focused on the acquisition, renovation, upbranding and repositioning of upscale to upper upscale full-service hotels in the Mid-Atlantic and Southern United States. Currently, the Company’s portfolio consists of investments in ten hotel properties, nine of which are wholly-owned and comprise 2,113 rooms. All of the Company’s wholly-owned properties operate under the Hilton Worldwide, InterContinental Hotels Group and Starwood Hotels and Resorts brands. The Company has a 25.0 percent interest in the Crowne Plaza Hollywood Beach Resort. MHI Hospitality Corporation was organized in 2004 and is headquartered in Williamsburg, Virginia. For more information please visit www.mhihospitality.com.

Contact at the Company:

Scott Kucinski

Director – Investor Relations

MHI Hospitality Corporation

410 West Francis Street

Williamsburg, Virginia 23185

757.229.5648

Forward-Looking Statements

This news release includes “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. Although the Company believes that the expectations and assumptions reflected in the forward-looking statements are reasonable, these statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions which are difficult to predict and many of which are beyond the Company’s control. Therefore, actual outcomes and results may differ materially from what is expressed, forecasted or implied in such forward-looking statements. Factors which could have a material adverse effect on the Company’s future results, performance and achievements, include, but are not limited to: national and local economic and business conditions, including recessionary economic conditions existing over the last several years, that affect occupancy rates at the Company’s hotels and the demand for hotel products and services; risks associated with the hotel industry, including competition, increases in wages, energy costs and other operating costs; the magnitude, sustainability and timing of the economic recovery in the hospitality industry and in the markets in which the Company operates; the availability and terms of financing and capital and the general volatility of the securities markets, specifically, the impact of the recent credit crisis which has severely constrained the availability of debt financing; risks associated with the level of the Company’s indebtedness and its ability to meet covenants in its debt agreements and, if necessary, to refinance the maturity of such indebtedness or modify such debt agreements; management and performance of the Company’s hotels; risks associated with the conflicts of interest of the Company’s officers and directors; risks associated with redevelopment and repositioning projects, including delays and cost overruns; supply and demand for hotel

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rooms in the Company’s current and proposed market areas; the Company’s ability to acquire additional properties and the risk that potential acquisitions may not perform in accordance with expectations; the Company’s ability to successfully expand into new markets; legislative/regulatory changes, including changes to laws governing taxation of REITs; the Company’s ability to maintain its qualification as a REIT; and the Company’s ability to maintain adequate insurance coverage. These risks and uncertainties are described in greater detail under “Risk Factors” in the Company’s Annual Report on Form 10-K and subsequent reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to and does not intend to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. Although the Company believes its current expectations to be based upon reasonable assumptions, it can give no assurance that its expectations will be attained or that actual results will not differ materially.

Financial Tables Follow…

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MHI HOSPITALITY CORPORATION

CONSOLIDATED BALANCE SHEETS

	September 30, 2012	December 31, 2011
	(unaudited)	(audited)
ASSETS
Investment in hotel properties, net	$177,393,787	$181,469,432
Investment in joint venture	8,732,046	8,966,795
Cash and cash equivalents	8,475,187	4,409,959
Restricted cash	2,751,035	2,690,391
Accounts receivable, net	2,454,879	1,702,616
Accounts receivable-affiliate	7,345	24,880
Prepaid expenses, inventory and other assets	2,141,685	1,877,456
Notes receivable, net	100,000	100,000
Shell Island sublease, net	540,441	720,588
Deferred income taxes	2,866,898	4,061,749
Deferred financing costs, net	2,573,758	3,275,580

TOTAL ASSETS	$208,037,061	$209,299,446

LIABILITIES
Line of credit	$—	$25,537,290
Mortgage debt	136,634,050	94,157,825
Loans payable	4,150,220	9,275,220
Series A Cumulative Redeemable Preferred Stock, par value $0.01, 27,650 shares authorized, 14,156 and 25,354 shares issued and outstanding at September 30, 2012 and December 31, 2011, respectively	14,156,482	25,353,698
Accounts payable and accrued liabilities	8,537,009	7,437,246
Advance deposits	1,055,231	453,077
Dividends and distributions payable	389,179	258,772
Warrant derivative liability	7,287,725	2,943,075

TOTAL LIABILITIES	172,209,896	165,416,203

Commitments and contingencies

EQUITY
MHI Hospitality Corporation stockholders’ equity

Preferred stock, par value $0.01; 972,350 shares authorized, 0 shares issued and outstanding at September 30, 2012 and December 31, 2011, respectively	—	—
Common stock, par value $0.01; 49,000,000 shares authorized; 9,999,786 shares and 9,953,786 shares issued and outstanding at September 30, 2012 and December 31, 2011, respectively	99,998	99,538
Additional paid in capital	57,020,979	56,911,039
Distributions in excess of retained earnings	(28,337,753)	(22,074,739)

Total MHI Hospitality Corporation stockholders’ equity	28,783,224	34,935,838
Noncontrolling interest	7,043,941	8,947,405

TOTAL EQUITY	35,827,165	43,883,243

TOTAL LIABILITIES AND EQUITY	$208,037,061	$209,299,446

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MHI HOSPITALITY CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2012	2011	2012	2011
REVENUE
Rooms department	$15,580,600	$14,154,271	$47,281,173	$43,223,226
Food and beverage department	5,071,821	4,656,014	16,247,828	14,991,087
Other operating departments	1,118,792	1,204,901	3,379,880	3,466,164

Total revenue	21,771,213	20,015,186	66,908,881	61,680,477

EXPENSES
Hotel operating expenses
Rooms department	4,383,150	4,078,235	12,803,795	12,048,335
Food and beverage department	3,456,698	3,266,031	10,812,234	10,102,863
Other operating departments	125,023	157,839	365,961	420,580
Indirect	8,484,381	8,152,905	25,127,080	23,942,063

Total hotel operating expenses	16,449,252	15,655,010	49,109,070	46,513,841

Depreciation and amortization	2,150,007	2,187,541	6,525,561	6,460,928
Corporate general and administrative	978,473	1,348,792	3,073,008	3,154,412

Total operating expenses	19,577,732	19,191,343	58,707,639	56,129,181

NET OPERATING INCOME	2,193,481	823,843	8,201,242	5,551,296

Other income (expense)
Interest expense	(2,442,620)	(2,747,284)	(10,014,982)	(8,052,832)
Interest income	4,133	4,281	11,985	11,819
Equity income (loss) in joint venture	(162,463)	(283,539)	15,251	(161,083)
Unrealized gain (loss) on warrant derivative	(1,659,750)	646,000	(4,344,650)	266,000
Unrealized gain on hedging activities	—	—	—	72,649
Gain (loss) on disposal of assets	—	(9,894)	—	2,361

Net income (loss) before taxes	(2,067,219)	(1,566,593)	(6,131,154)	(2,309,790)
Income tax benefit (provision)	(27,979)	71,692	(1,090,700)	(765,083)

Net loss	(2,095,198)	(1,494,901)	(7,221,854)	(3,074,873)
Add: Net loss attributable to the noncontrolling interest	480,178	377,859	1,658,825	785,948

Net loss attributable to the Company	$(1,615,020)	$(1,117,042)	$(5,563,029)	$(2,288,925)

Net loss per share attributable to the Company
Basic	$(0.16)	$(0.12)	$(0.56)	$(0.24)
Diluted	$(0.15)	$(0.11)	$(0.53)	$(0.23)
Weighted average number of shares outstanding
Basic	9,999,786	9,701,786	9,994,246	9,627,006
Diluted	10,801,390	9,802,378	10,603,240	9,792,440

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MHI HOSPITALITY CORPORATION

KEY OPERATING METRICS

(unaudited)

The following tables illustrate the key operating metrics for the three months and nine months ended September 30, 2012 and 2011, respectively, for the Company’s wholly-owned properties during each respective reporting period (“consolidated” properties). The tables exclude performance data for the Crowne Plaza Hollywood Beach Resort hotel property, which was acquired through a joint venture in August 2007 and in which the Company has a 25.0% indirect interest.

Consolidated Properties	Three Months Ended September 30,
	2012	2011	Variance

Occupancy	71.0%	68.6%	3.6%
ADR	$112.81	$106.23	6.2%
RevPAR	$80.15	$72.88	10.0%

Consolidated Properties	Nine Months Ended September 30,
	2012	2011	Variance

Occupancy	71.2%	68.2%	4.3%
ADR	$114.73	$109.97	4.3%
RevPAR	$81.67	$75.02	8.9%

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MHI HOSPITALITY CORPORATION

RECONCILIATION OF NET INCOME (LOSS) TO

FFO, Adjusted FFO, EBITDA, Adjusted EBITDA and Hotel EBITDA

(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2012	2011	2012	2011

Net loss attributable to the Company	$(1,615,020)	$(1,117,042)	$(5,563,029)	$(2,288,925)
Noncontrolling interest	(480,178)	(377,859)	(1,658,825)	(785,948)
Depreciation and amortization	2,150,007	2,187,541	6,525,561	6,460,928
Equity in depreciation and amortization of joint venture	135,671	156,123	456,413	430,150
(Gain)/loss on disposal of assets	—	9,894	—	(2,361)

FFO	$190,480	$858,657	$239,880	$3,813,844
Unrealized loss on hedging activities(1)	5,308	106,885	42,435	133,055
Unrealized (gain)/loss on warrant derivative	1,659,750	(646,000)	4,344,650	(266,000)
(Increase)/decrease in deferred income taxes	26,540	(75,693)	1,194,851	691,481
Aborted offering costs	—	582,850	—	582,850
Loss on early extinguishment of debt(2)	—	—	1,982,184	—

Adjusted FFO	$1,882,078	$826,699	$7,324,240	$4,955,230

Weighted average shares outstanding	9,999,786	9,701,786	9,994,246	9,627,006
Weighted average units outstanding	2,974,861	3,239,439	2,980,153	3,305,574

Weighted average shares and units	12,974,647	12,941,225	12,974,399	12,932,580

FFO per share and unit	$0.01	$0.07	$(0.02)	$0.29

Adjusted FFO per share and unit	$0.15	$0.06	$0.56	$0.38

	Three months ended September 30,		Nine months ended September 30,
	2012	2011	2012	2011

Net loss attributable to the Company	$(1,615,020)	$(1,117,042)	$(5,563,029)	$(2,288,925)
Noncontrolling interest	(480,178)	(377,859)	(1,658,825)	(785,948)
Interest expense	2,442,620	2,747,284	10,014,982	8,052,832
Interest income	(4,133)	(4,281)	(11,985)	(11,819)
Income tax provision	27,979	(71,692)	1,090,700	765,083
Depreciation and amortization	2,150,007	2,187,541	6,525,561	6,460,928
Equity in interest expense and depreciation and amortization of joint venture	245,711	267,058	785,349	761,383
(Gain)/loss on disposal of assets	—	9,894	—	(2,361)

EBITDA	2,766,986	3,640,903	11,182,753	12,951,173
Unrealized loss on hedging activities(1)	5,308	106,885	42,435	133,055
Unrealized (gain)/loss on warrant derivative	1,659,750	(646,000)	4,344,650	(266,000)
Aborted offering costs	—	582,850	—	582,850

Adjusted EBITDA	4,432,044	3,684,638	15,569,838	13,401,078
Corporate general and administrative	978,473	765,942	3,073,008	2,571,562
Equity in adjusted EBITDA of joint venture	(88,557)	(90,404)	(843,036)	(806,004)
Net lease rental income	(87,500)	(111,250)	(262,500)	(333,750)
Other fee income	(46,977)	(43,108)	(188,501)	(173,571)

Hotel EBITDA	$5,187,483	$4,205,818	$17,348,809	$14,659,315

(1)	Includes equity in unrealized loss on hedging activities of joint venture.
(2)	Reflected in interest expense for the periods presented above.

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Non-GAAP Financial Measures

The Company considers the non-GAAP measures of FFO (including FFO per share), EBITDA and hotel EBITDA to be key supplemental measures of the Company’s performance and should be considered along with, not alternatives to, net income (loss) as a measure of the Company’s performance. These measures do not represent cash generated from operating activities determined by GAAP or amounts available for the Company’s discretionary use and should not be considered alternative measures of net income, cash flows from operations or any other operating performance measure prescribed by GAAP.

FFO

Industry analysts and investors use Funds from Operations, FFO, as a supplemental operating performance measure of an equity REIT. FFO is calculated in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). FFO, as defined by NAREIT, represents net income or loss determined in accordance with GAAP, excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated operating real estate assets, plus certain non-cash items such as real estate asset depreciation and amortization, and after adjustment for any noncontrolling interest from unconsolidated partnerships and joint ventures. Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient by itself.

The Company considers FFO to be a useful measure of adjusted net income (loss) for reviewing comparative operating and financial performance because we believe FFO is most directly comparable to net income (loss), which remains the primary measure of performance, because by excluding gains or losses related to sales of previously depreciated operating real estate assets and excluding real estate asset depreciation and amortization, FFO assists in comparing the operating performance of a company’s real estate between periods or as compared to different companies. Although FFO is intended to be a REIT industry standard, other companies may not calculate FFO in the same manner as we do, and investors should not assume that FFO as reported by us is comparable to FFO as reported by other REITs.

EBITDA

The Company believes that excluding the effect of non-operating expenses and non-cash charges, and the portion of those items related to unconsolidated entities, all of which are also based on historical cost accounting and may be of limited significance in evaluating current performance, can help eliminate the accounting effects of depreciation and financing decisions and facilitate comparisons of core operating profitability between periods and between REITs, even though EBITDA also does not represent an amount that accrued directly to shareholders.

Hotel EBITDA

The Company believes that excluding the effect of corporate-level expenses and non-cash items, and the portion of these items that relate to unconsolidated entities, provides a more complete understanding of the operating results over which individual hotels and operators have direct control. We believe property-level results provide investors with supplemental information on the on-going operational performance of our hotels and the effectiveness of third-party management companies operating our business on a property-level basis. The Company previously reported Hotel EBITDA as Adjusted Operating Income.

Adjusted FFO and Adjusted EBITDA

The Company presents adjusted FFO, including adjusted FFO per share and unit, and adjusted EBITDA, which adjusts for certain additional items including any unrealized gain (loss) on its hedging instruments or warrant derivative, impairment losses, losses on early extinguishment of debt, aborted offering costs, costs associated with the departure of executive officers and acquisition transaction costs. The Company excludes these items as it believes it allows for meaningful comparisons between periods and among other REITs and is more indicative of the on-going performance of its business and assets. The Company’s calculation of adjusted FFO and adjusted EBITDA may be different from similar measures calculated by other REITs.